Exhibit 10.9

EXECUTION COPY

KKR Capital Markets LLC

9 West 57th Street, Suite 4160

New York, New York 10019

December 21, 2011

Samson Resources Corporation

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Ladies and Gentlemen:

We are pleased that Samson Resources Corporation, a Delaware corporation formerly known as Tulip Acquisition Corporation (the “Company”), has engaged KKR Capital Markets LLC (the “Syndication Agent”), a registered broker-dealer under the Securities Exchange Act of 1934, as syndication agent in connection with the offer and sale (the “Syndication”) of equity securities (such equity securities, the “Securities”) to one or more investors who are not Affiliated Clients (as defined below), pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). For the purposes of this agreement, an “Affiliated Client” means any investment fund, vehicle or account (including any alternative investment vehicle with respect thereto) the investments of which are managed on a discretionary basis by an affiliate of the Syndication Agent for the benefit of one or more third party investors and will not, for the avoidance of doubt, include any special purpose vehicle (other than an alternative investment vehicle) established by an affiliate of the Syndication Agent solely to facilitate an investment by non-Affiliated Clients in Securities pursuant to their independent investment discretion. It is anticipated that the Securities will be issued and indirectly held by KKR Samson Investors L.P., a Delaware limited partnership (“KKRSI”) that will, upon completion of such issuance, be the Company’s indirect majority shareholder. We have set forth below the agreed upon terms of our engagement.

1.	Appointment; Scope of Engagement.

Subject to the terms and conditions of this agreement, the Company hereby retains the Syndication Agent, and the Syndication Agent hereby agrees to act, as the Company’s sole syndication agent in connection with the Syndication of the Securities. In connection with such engagement, the Syndication Agent hereby agrees to provide, and may have provided already, the following services as appropriate: (i) contacting prospective purchasers of Securities; (ii) distributing, reviewing and collecting confidentiality agreements from prospective purchasers of Securities; (iii) arranging and coordinating diligence calls and meetings; (iv) coordinating requests for general diligence materials to be provided by or on behalf of the Company; (v) assisting in the process of finalization and execution of definitive documentation relating to the Syndication and (vi) providing such other services as may from time to time be agreed upon by the Syndication Agent and the Company. It is understood that the Company will determine whether to accept subscriptions for Securities from prospective purchasers of Securities and the amount of Securities to be issued to such purchasers.

Without prejudice to its express obligations under this agreement, the Syndication Agent shall provide its services under this agreement on a commercially reasonable efforts basis, but, for the avoidance of doubt, shall not be required to invest for its own account in KKRSI, the Company or their respective subsidiaries.

The Syndication Agent shall not delegate, or appoint any agent to perform, any of its functions under this agreement without the prior written consent of the Company. The appointment of any such delegate or agent shall be at the expense of the Syndication Agent, and the Syndication Agent shall remain liable for the actions and omissions of such delegate or agent.

The Syndication Agent shall promptly notify the Company if it becomes aware of the assertion in writing against the Syndication Agent or any other Person (as defined below) of any claim, or the commencement of any action or proceeding, relating to a transaction contemplated by this agreement, or receives any non-routine communications from any regulatory agency concerning a transaction contemplated by this agreement. For purposes of this agreement, “Person” means an individual, a partnership, a body corporate (whether a limited company, a limited liability company, an unlimited company, a corporation, a joint stock company or otherwise), an association, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

2.	Fees and Expenses.

In consideration for the services provided by the Syndication Agent hereunder, the Company hereby agrees to pay to the Syndication Agent a syndication fee (the “Syndication Fee”), payable in cash, in an amount equal to $20,604,101. The Syndication Fee shall be payable promptly upon consummation of (i) the purchase and payment of the issue price of the Securities and (ii) the acquisition of Samson Investment Company by the Company.

3.	Certain Acknowledgments of the Company.

The Company acknowledges that the Syndication Agent is acting as an independent contractor in connection with its engagement hereunder and not in any other capacity, including as a fiduciary, and this agreement shall not create between the Company and the Syndication Agent the relationship of principal and agent, employer and employee or partnership. Neither this agreement nor the Syndication Agent’s performance hereunder nor any previous or existing relationship between the Company or any of its affiliates, on the one hand, and the Syndication Agent or any of its affiliates, on the other hand, will be deemed to create any fiduciary or agency relationship between the Syndication Agent and the Company. This agreement and the Syndication Agent’s performance hereunder shall not affect in any way any participation by the Syndication Agent or any of its affiliates in any direct or indirect investment in the Company, and other fee arrangements it may have with any subscribers of securities, or any fees, rights, interests or obligations arising under any arrangement previously entered into between the Company or any of its affiliates, on the one hand, and the Syndication Agent or any of its affiliates, on the other hand, or otherwise. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer any rights upon any persons not party hereto (including security holders, employees or creditors of the Company) as against the Syndication Agent or its affiliates or their respective directors, officers, agents and employees. The Syndication Agent may, at its own expense, place announcements or advertisements in financial newspapers, journals and marketing materials describing its services hereunder after the completion of the Syndication, subject to compliance with applicable securities laws.

The Company acknowledges that the Syndication Agent is part of a global financial services firm that is engaged in the securities, financial advisory and asset management businesses. In the ordinary course of business and subject to applicable law, the Syndication Agent, its affiliates (which include Kohlberg Kravis Roberts & Co. L.P.), partners, members, directors and officers may at any time deal as principal or agent for more than one party in, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their clients, in debt or equity securities or loans of the Company, its affiliate or subsidiaries, or any other company, or any currency or commodity, that may be involved in any transaction, or any related derivative instrument.

The Company acknowledges that (i) the Syndication Agent is not acting as an advisor, expert or otherwise, to the Company, including with respect to the determination of the price of the Securities, and the relationship between the Company and the Syndication Agent is entirely and solely commercial, based on arms length negotiations, (ii) any duties and obligations the Syndication Agent may have to the Company shall be limited to those duties and obligations specifically stated herein and (iii) it is not relying on the advice of the Syndication Agent for tax, legal or accounting matters that it is seeking and it will rely on the advice of its own professionals and advisors for such matters and it will make an independent analysis and decision regarding the Syndication based upon such advice. The Company should be aware that the Syndication Agent or its affiliates may be providing or may in the future provide financial or other services to other parties with conflicting interests. The Company hereby waives any claims that it may have against the Syndication Agent with respect to any breach of fiduciary duty in connection with the Securities.

4.	Certain Acknowledgments of the Syndication Agent.

In providing its services hereunder, the Syndication Agent acknowledges and agrees that it shall only be authorized to identify, discuss or otherwise provide information relating to the Syndication to the extent specifically directed in writing (including by e-mail correspondence) by the Company. Accordingly, the Syndication Agent shall not discuss, refer to, make any representation or furnish any information, whether written, oral or otherwise and including, without limitation, any offering memoranda or supplements thereto, subscription documents or other legal documentation, reports, presentations or other marketing materials or other data with respect to the Syndication to any Person other than at the prior request of the Company. To the extent that the Company requests the provision to any Person of information with respect to the Syndication, the Syndication Agent shall not make any statements or representations regarding the Syndication that are inconsistent with the information provided to it by the Company for this purpose.

The Syndication Agent acknowledges that the Securities will not be registered under the Securities Act and KKRSI will not be registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), or under any law or regulation of any other jurisdiction in which Securities are placed. The Syndication Agent agrees that it shall provide its services hereunder in a manner that will not require registration of KKRSI under the Investment Company Act, the Securities Act or any other applicable laws or regulations of any other jurisdiction. In particular, but without prejudice to the generality of the foregoing, the Syndication Agent shall not, at any time, offer to sell or offer to make available the Securities by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

The Syndication Agent shall not engage in any activity that would cause KKRSI or any of its affiliates to require authorization, registration or licensing from any regulatory body or agency.

The Syndication Agent acknowledges and agrees that it has no authority to represent that it or any of its affiliates is a partner, member, officer, director, employee, affiliate or other associate of KKRSI or any of its affiliates or other associates, and agrees not to make any such representation. The Syndication Agent shall have no authority to bind KKRSI or any of its affiliates or other associates.

5.	Indemnity.

The Company hereby acknowledges and agrees that with respect to the services provided by the Syndication Agent hereunder, the Syndication Agent and its affiliates and their respective directors, officers, agents and employees and each other person controlling the Syndication Agent are affiliates of one of the “Investor Parties” under the Indemnification Agreement, dated as of the date hereof, by and among, the Company, Samson Investment Company, Samson Aggregator L.P., Samson Aggregator GP LLC, JD Rockies Resources Limited, Kohlberg Kravis Roberts & Co. L.P., NGP Energy Capital Management, L.L.C. and Crestview Advisors, L.L.C. (as the same may be amended from time to time, the “Indemnification Agreement”) and such services are being provided subject to the terms of the Indemnification Agreement.

6.	Termination of Engagement.

The Syndication Agent’s engagement will terminate upon consummation of the acquisition of Samson Investment Company by the Company, as contemplated by the Stock Purchase Agreement, dated as of November 22, 2011, by and among, the Company, Samson Investment Company and the Selling Stockholders (as defined therein), unless extended by mutual written consent or earlier terminated as provided below. The Company or the Syndication Agent may terminate this agreement at any time, with or without cause, by giving written notice to the other party; provided, however, that no such expiration or termination will affect the matters set out in Sections 2, 3, 4, 5, 6, 7 or 8. It is expressly agreed that following the expiration or termination of this agreement, the Syndication Agent will continue to be entitled to receive any unpaid portion of the Syndication Fee that accrued prior to such expiration as well as reimbursement for expenses as contemplated above.

7.	Miscellaneous.

This agreement shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the Company, the Syndication Agent and their respective successors and assigns. The Company and the Syndication Agent agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of any party with respect to any matter whatsoever relating to or arising out of any actual or proposed transaction or the engagement of or performance by the Syndication Agent hereunder. The Company also hereby submits to the jurisdiction of the federal and state courts located in the County of New York, State of New York in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

This agreement and the Indemnification Agreement contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. This agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this agreement. This agreement is solely for the benefit of the Company and the Syndication Agent, and no other person shall acquire or have any rights under or by virtue of this agreement. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, incidental, punitive, special or consequential damages arising out of or in connection with this agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

Neither party may assign or transfer any of its rights under this agreement without the prior written consent of the other party, provided that the Company may assign its rights under this agreement to any affiliate without the prior consent of the Syndication Agent, and may delegate or sub-contract the performance of its obligations to any affiliate without the prior consent of the Syndication Agent.

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. If any term, provision, covenant or restriction contained in this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

[Signature Pages Follow]

Very truly yours,

KKR CAPITAL MARKETS LLC

By:	/s/ Adam Smith
Name:	Adam Smith
Title:	Authorized Signatory

Accepted and agreed to as of the date set forth above:

SAMSON RESOURCES CORPORATION

By:	/s/ Ashwini Upadhyaya
Name:	Ashwini Upadhyaya
Title:	Authorized Person

[Signature Page to Syndication Agent Agreement]